Exhibit 10.18

Employment Offer to Thomas Kersting

Title:	Merchant

Reporting to:	Commercial Manager

Starting Date:	May 6, 1996

Starting Salary:	$42,000 per year. First month to be prorated based upon starting date.

Incentive Plan:	Any incentive plan has yet to be established. Once established, you will be eligible to participate in accordance to the plan’s guidelines.

Performance Review:	Performance Reviews will be conducted every six (6) months. Salary reviews will be conducted annually at the end of each fiscal year (August 31).

Benefits:	Any employee benefits package has yet to be established. Once established you will become eligible to participate in accordance to each plan’s requirements.

Holidays:	New Year’s Day, Easter, Memorial Day, Fourth of July, Labor Day, Thanksgiving, Christmas

Vacation:	You will receive ten (10) days vacation per year (September 1 through August 31).

Termination:	Employment is at will.

I have read and understand that my signature below denotes my acceptance of this offer.

SOUTH DAKOTA SOYBEAN PROCESSORS		CANDIDATE

By:	/s/ Rodney G. Christianson	By:	/s/ Thomas J. Kersting
Rodney G. Christianson		Thomas J. Kersting
Chief Executive Officer

Date:	3/26/96	Date:	5/20/96